Exhibit 99.1

Heramba Electric to List on Nasdaq Through Business Combination with
Project Energy Reimagined Acquisition Corp.

●	Heramba Electric announced in August 2023 that it had entered into a definitive agreement with subsidiaries of Knorr-Bremse Aktiengesellschaft to acquire Kiepe Electric, a company focused on decarbonization of commercial and public transportation, which is expected to close in the fourth quarter of 2023

●	With the Kiepe acquisition, Heramba Electric intends to create a pure-play global leader in sustainable urban transportation and further accelerate the expansion of urban transportation addressable market globally

●	Kiepe Electric is a global leader in the electrification of road and rail urban transportation applications, including designing, manufacturing and implementing power electronics products, electric drives and vehicle controls hardware and intelligent software for fleet management and energy management

●	Kiepe Electric has over 500 employees operating in six countries around the world and, in 2022, had revenues in excess of $120 million

●	Project Energy Reimagined Acquisition Corp. is backed by an affiliate of Smilodon Capital, LLC and brings together experts from the advanced transportation, electrification and cleantech industries and those with strong track records of executive leadership and successful M&A deals across the technology, transportation, and energy sectors

●	Project Energy Reimagined Acquisition Corp. has approximately $113 million in trust

●	The proposed business combination of Heramba Electric and Project Energy Reimagined Acquisition Corp. is expected to close in the first quarter of 2024, with the combined company’s securities expected to be listed on Nasdaq

●	Pro forma implied enterprise value of the combined company is approximately $450 million

MENLO PARK, California and BERLIN, Germany (October 3, 2023) –– Heramba GmbH (“Heramba Electric” or the “Company”), a special-purpose company focused on investing in companies with technologies and capabilities that can accelerate the decarbonization of commercial transportation, and Project Energy Reimagined Acquisition Corp. (Nasdaq: PEGR) (“PERAC”), a special purpose acquisition company, today announced that they have entered into a definitive agreement, dated September 29, 2023, for a proposed business combination (the “Business Combination”), which values the combined company at a pro forma implied enterprise value of approximately US$450 million. Upon closing of the Business Combination, the combined company’s securities are expected to be listed on Nasdaq.

In August 2023, Heramba Electric announced that it had entered into a definitive agreement with subsidiaries of Knorr-Bremse Aktiengesellschaft to acquire Kiepe Electric, a company focused on decarbonization of commercial and public transportation, which is expected to close in the fourth quarter of 2023 (the “Kiepe Acquisition”). With the Kiepe Acquisition, Heramba Electric intends to create a pure-play global leader in sustainable urban transportation and further accelerate the expansion of urban transportation addressable market globally.

“The combination of PERAC and Heramba Electric marks a significant milestone in establishing a global leadership position in commercial and public transportation,” said Eric A. Spiegel, director at PERAC. “Following the anticipated completion of the Business Combination, we believe that the combined company will have the backing of high-quality investors to further expand into the U.S. markets.”

“Securing the acquisition of Kiepe Electric puts Heramba Electric on track to emerge as a frontrunner in the electrification of commercial transport. Kiepe Electric works in close partnership with customers, including transit authorities of major cities, to accelerate transition to environmentally friendly e-mobility while reducing costs associated with maintaining and expanding such cities’ transportation infrastructure,” said Dr. Hans-Jörg Grundmann, Managing Director of Heramba Electric. “This puts Heramba Electric in a strong position to drive the global expansion of zero-emissions urban transportation.”

Kiepe Acquisition Highlights

●	Kiepe Acquisition expected to close in the fourth quarter of 2023.

●	Kiepe Electric is a global leader in the electrification of road and rail urban transportation applications, including designing, manufacturing and implementing power electronics products, electric drives and vehicle controls hardware and intelligent software for fleet management and energy management.

●	Kiepe Electric’s software provides a holistic end-to-end dashboard from the charging systems to the end-vehicle.

●	In addition, Kiepe Electric is a specialist in vehicle charging solutions and is a leading supplier of In-Motion Charging solutions. In 2022, Kiepe Electric introduced its proprietary High Power Charging platform, which facilitates vehicle fast charging and energy management for battery-electric buses.

●	Kiepe Electric has a seasoned and experienced leadership team, with over 500 employees operating in six countries around the world and, in 2022, revenues in excess of $120 million

Business Combination Overview

The Business Combination reflects a pro forma implied enterprise valuation of approximately US$450 million. Consideration will be 100% in the form of rollover shares and the Business Combination is expected to provide approximately US$113 million of gross proceeds (before redemptions and the payment of certain expenses).

The transaction has been approved by Heramba Electric’s shareholder and PERAC’s Board of Directors, and the Business Combination is expected to close in the first quarter of 2024, subject to the consummation of the Kiepe Acquisition and other customary closing conditions, including the approval of PERAC’s shareholders.

Additional information about the Business Combination, including a copy of the business combination agreement, will be provided in one or more Current Reports on Form 8-K to be filed by PERAC with the Securities and Exchange Commission (“SEC”).

Advisors

Piper Sandler & Co. and Cohen & Company Capital Markets, a division of JVB Financial, LLC, are acting as lead financial advisors and lead capital markets advisors to PERAC. Northland Securities, Inc. is acting as fairness opinion provider to PERAC’s Board of Directors. Latham & Watkins LLP, Matheson LLP and Smith, Gambrell & Russell, LLP are acting as legal counsels to Heramba Electric. Greenberg Traurig LLP and Maples Group are acting as legal counsels to PERAC.

About Heramba Electric

Heramba GmbH, founded in January 2023 and headquartered in Berlin, Germany and Atlanta, United States, is a special-purpose company focused on investing in companies with technologies and capabilities that can accelerate the decarbonization of commercial transportation. Heramba is led by Dr. Hans-Jörg Grundmann (Managing Director), who has dedicated his career to innovating and improving commercial transportation, including in his role as CEO of Siemens Mobility and his other leadership roles with industry leaders Siemens and AEG. For more information, visit http://herambaholdings.com/.

About Project Energy Reimagined Acquisition Corp.

Project Energy Reimagined Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Important Information About the Business Combination and Where to Find It

This communication does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. In connection with the Business Combination, Heramba Electric and PERAC, through Heramba Electric plc (“Holdco”), intend to file with the SEC a registration statement on Form F-4 (the “Registration Statement”), which will contain a preliminary proxy statement/prospectus that will constitute (i) a proxy statement relating to the Business Combination in connection with PERAC’s solicitation of proxies for the vote by PERAC’s shareholders regarding the Business Combination and related matters, as will be described in the Registration Statement, and (ii) a prospectus relating to, among other things, the offer of the securities to be issued by Holdco in connection with the Business Combination. After the Registration Statement has been declared effective, PERAC will mail the definitive proxy statement/prospectus and other relevant documents to its shareholders as of the record date established for voting on the Business Combination. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELATED DOCUMENTS FILED WITH THE SEC BY PERAC OR HOLDCO WHEN THEY BECOME AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HERAMBA ELECTRIC, PERAC, HOLDCO AND THE BUSINESS COMBINATION, INCLUDING WITH RESPECT TO THE PRO FORMA IMPLIED ENTERPRISE VALUE OF THE COMBINED COMPANY. Investors and security holders may obtain free copies of the Registration Statement, proxy statement/prospectus and any amendments or supplements thereto and other related documents filed with the SEC by PERAC or Holdco (in each case, when available) through the website maintained by the SEC at http://www.sec.gov. These documents (when available) can also be obtained free of charge from PERAC upon written request to PERAC at: Project Energy Reimagined Acquisition Corp., 1285 Camino Real, Suite 200, Menlo Park, California 94025.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY, NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE BUSINESS COMBINATION PURSUANT TO WHICH ANY SECURITIES ARE TO BE OFFERED OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this communication that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or events that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding market opportunity, the completion of the Kiepe Acquisition and the consummation of the Business Combination and related transactions. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Heramba Electric, PERAC and Holdco management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Heramba Electric, PERAC and Holdco. These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company, the expected benefits of the Business Combination or that the approval of the shareholders of PERAC is not obtained, that redemptions by shareholders of PERAC reduce the funds in trust or available to the combined company following the Business Combination, any of the other conditions to closing are not satisfied or that events or other circumstances give rise to the termination of the business combination agreement relating to the Business Combination; (iii) changes to the structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining the necessary regulatory approvals; (iv) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (v) the risk that the Business Combination disrupts current plans and operations of Heramba Electric as a result of the announcement and consummation of the Business Combination; (vi) failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vii) costs related to the Business Combination; (viii) changes in applicable law or regulations; (ix) the outcome of any legal proceedings that may be instituted against Heramba Electric, PERAC or Holdco; (x) the effects of competition on Heramba Electric’s future business; (xi) the ability of PERAC, Heramba Electric or Holdco to issue equity or equity-linked securities or obtain debt financing in connection with the Business Combination or in the future; (xii) the enforceability of Heramba Electric’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others; and (xiii) those factors discussed under the heading “Risk Factors” in PERAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 7, 2023, and any subsequent Quarterly Reports on Form 10-Q, and other documents filed, or to be filed, by PERAC and/or Holdco, with the SEC. If any of these risks materialize or the assumptions of Heramba Electric, PERAC and Holdco management prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Heramba Electric, PERAC nor Holdco presently know or that Heramba Electric, PERAC or Holdco currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Heramba Electric’s, PERAC’s or Holdco’s expectations, plans or forecasts of future events and views as of the date of this communication. Heramba Electric, PERAC and Holdco anticipate that subsequent events and developments may cause Heramba Electric’s, PERAC’s or Holdco’s assessments to change. However, while Heramba Electric, PERAC and Holdco may elect to update these forward-looking statements at some point in the future, Heramba Electric, PERAC and Holdco specifically disclaim any obligation to do so. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Participants in the Solicitation

Heramba Electric, PERAC and Holdco and their respective directors and certain of their respective executive officers, other members of management and employees, under SEC rules, may be considered participants in the solicitation of proxies with respect to the Business Combination. Information about the directors and executive officers of PERAC is included in PERAC’s Annual Report on Form 10-K, filed with the SEC on April 7, 2023, which is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the participants in the proxy solicitation and a description of their direct interests, by security holdings or otherwise, will be set forth in the Registration Statement, and the proxy statement/prospectus included therein, and other related materials to be filed with the SEC regarding the Business Combination by PERAC or Holdco. Shareholders, potential investors and other interested persons should read the Registration Statement, proxy statement/prospectus and any amendments or supplements thereto and other related documents filed with the SEC by PERAC or Holdco (in each case, when available) carefully before making any voting or investment decisions. These documents, when available, can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to sell or exchange, or the solicitation of an offer to sell, exchange, buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from the Securities Act, and otherwise in accordance with applicable law.

No Assurances

There can be no assurance that the Business Combination will be completed, nor can there be any assurance, if the Business Combination is completed, that the potential benefits of the Business Combination will be realized.

Contacts

Media:

Greg Tarmin

greg@paragonpr.com

Investors:

Prakash Ramachandran

prakash.r@smilodonai.com

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